UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2018, The Saint Mary, L.P., a Texas limited partnership (the “Limited Partnership”), and a subsidiary of Stratus Properties Inc. (“Stratus”), completed a series of financing transactions, the proceeds of which will be used to develop The Saint Mary, a 240-unit luxury, garden-style apartment project in the Circle C community in Austin, Texas (“The Saint Mary”). The financing transactions included (1) the Limited Partnership entering into a $26 million construction loan agreement with Texas Capital Bank, National Association, which will initially be fully guaranteed by Stratus but will be reduced to a 50% repayment guaranty upon issuance of a certificate of occupancy for The Saint Mary and the repayment guaranty will be eliminated when the project debt service coverage ratio equals or exceeds 1.25:1.0, and (2) the Limited Partnership completing an $8 million private placement (as more fully described below).

Among the financing transactions, the Limited Partnership issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Class B limited partners”), for an aggregate $8.0 million (the “Offering”) resulting in the Class B limited partners owning an aggregate of 49.1% equity capital interest in the Limited Partnership.

In accordance with the terms of the Offering, Circle C Land, L.P., a Texas limited partnership and a subsidiary of Stratus and the sole Class A limited partner of the Limited Partnership (“Circle C”), had an option to purchase certain Class B limited partnership interests on the same terms as third-party investors. Circle C elected to purchase Class B limited partnership interests representing an approximate 6.1391% equity capital interest in the Limited Partnership in exchange for a cash payment of $1.0 million to the Limited Partnership. Upon completion of the Offering, Stratus holds, in aggregate, an approximate 57.0% indirect equity capital interest in the Limited Partnership. Additionally, among the participants in the Offering, LCHM Holdings, LLC, a greater than 5% beneficial owner of Stratus’ common stock, subscribed to purchase Class B limited partnership interests representing an approximate 6.1391% equity capital interest in the Limited Partnership in exchange for a cash payment of $1.0 million to the Limited Partnership.

In connection with the Offering, The Saint Mary GP, L.L.C., a Texas limited liability company (the “General Partner”) and a subsidiary of Stratus, Circle C, and the Class B limited partners entered into an Amended and Restated Limited Partnership Agreement of the Limited Partnership (the “Partnership Agreement”) effective as of June 18, 2018. The Partnership Agreement includes the following key provisions (unless defined herein, all capitalized terms are defined in the Partnership Agreement):

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The Limited Partnership will be managed by the General Partner, and the Limited Partnership will pay the General Partner, or another affiliate of Stratus, an asset management fee of $210,000 per year beginning one year after construction of The Saint Mary begins.

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The Limited Partnership will pay the General Partner, or another affiliate of Stratus, a development management fee of approximately $1.4 million for the overall coordination and management of the development and construction of The Saint Mary.

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The Class B limited partners will have approval rights on only (1) amendments to the Partnership Agreement that would materially affect a Class B limited partner’s economic rights, and (2) a sale of The Saint Mary to a Stratus affiliate.

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The Class B limited partnership interests are subject to substantial restrictions on transfer under the Partnership Agreement and applicable law. In addition to other requirements, any transfer must be approved by the General Partner.

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Any proposed transfer of Class B limited partnership interests will be subject to a right of first refusal of Circle C, the Limited Partnership, and the remaining Partners (in order of priority), subject to customary exceptions.

•
Circle C previously owned an approximate 14.35 acre tract of land upon which The Saint Mary will be developed and constructed. In connection with entering into the Partnership Agreement, Circle C (as the Class A limited partner) (1) conveyed such land and related agreements and rights to the Limited Partnership and (2) contributed approximately $0.7 million of cash as Initial Capital Contributions.

•
All Initial Capital Contributions of the Partners will accrue a cumulative return at the rate of nine percent per annum, compounded monthly; provided, however, Circle C’s Initial Capital Contributions will not accrue the nine percent return for periods before the Effective Date. Additionally, after all of the Partners have received a cumulative return of nine percent per annum on their Initial Capital Contributions, all Initial Capital Contributions of the Class B limited partners will accrue an additional return until they have accrued a cumulative return of eleven percent per annum, compounded monthly.

•
Generally, after all Partners have received a return of all of their Initial Capital Contributions and achieved the nine percent cumulative return, the distribution ratios change from (1) approximately 50.9% for the General Partner and Circle C (as the Class A limited partner) and 49.1% for the Class B limited partners to (2) 60% for Circle C (as the Class A limited partner) and 40% for the Class B limited partners. After the Class B limited partners have achieved the eleven percent cumulative return, the distribution ratios change from (1) 60% for Circle C (as the Class A limited partner) and 40% for the Class B limited partners to (2) 70% for Circle C (as the Class A limited partner) and 30% for the Class B limited partners.

•
Cash distributions from operations, loan refinancings, and/or sale proceeds are expected to be made generally as summarized above, but will be made in accordance with the detailed procedures and terms more fully described in the Partnership Agreement.

The foregoing summary of the Partnership Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Partnership Agreement, a copy of which will be filed as an exhibit to Stratus’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 8.01. Other Events.

As discussed in Item 1.01 herein, on June 19, 2018, the Limited Partnership (1) entered into a $26 million construction loan agreement with Texas Capital Bank, National Association, which will initially be fully guaranteed by Stratus but will be reduced to a 50% repayment guaranty upon issuance of a certificate of occupancy for The Saint Mary and the repayment guaranty will be eliminated when the project debt service coverage ratio equals or exceeds 1.25:1.0 and (2) completed an $8 million private placement, issuing Class B limited partnership interests to a limited number of “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. In connection with the Offering, the General Partner, Circle C, and the Class B limited partners entered into the Partnership Agreement effective as of June 18, 2018 as more fully described in Item 1.01 herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: June 21, 2018